(logo) CWCapital

           ASSET MANAGEMENT

ANNUAL COMPLIANCE STATEMENT

CERTIFICATION

Benchmark 2018-B8 Mortgage Trust, Commercial

 Mortgage Pass-Through Certificates Series 2018-B8

(the “Trust”)

I, James P. Shevlin, on behalf of CWCapital Asset Management LLC, as Special Servicer (the “Certifying Servicer”), certify to J.P. Morgan Chase Commercial Mortgage Securities Corp. and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

1.        I (or Servicing Officers under my supervision) have reviewed the Certifying Servicer’s activities during the preceding calendar year (the “Reporting Period”) and the Certifying Servicer’s performance under the Pooling and Servicing Agreement; and

2.        To the best of my knowledge, based on such review, the Certifying Servicer has fulfilled all of its obligations under the Pooling and Servicing Agreement in all material respects during the Reporting Period.

Date:  March 1, 2019

CWCAPITAL ASSET MANAGEMENT LLC, as Special

Servicer

By: /s/ James P. Shevlin

Name: James P. Shevlin

Title: President/Chief Operating Officer